Exhibit 3.8

[FOR GRAPHICAL REPRESENTATION OF STOCK CERTIFICATE SEE SUPPLEMENTAL PDF]


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                            CRIMSON EXPLORATION INC,

    This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto.

    The Certificate of Incorporation of the Corporation on file in the office of the Secretary of State of Delaware set forth: (a) the aggregate number of shares and the par value of each class of capital shares the Corporation is authorized to issue, including one or more series of Preferred Stock, (b) a statement of the authority vested in the Board of Directors to establish series and to fix and determine the variations in the relative rights and preference between any such series of the Preferred Stock so established, (c) a denial of preemptive rights of the shareholders to acquire unissued or treasury shares of the Corporation and (d) a denial of cumulative voting at any meeting of the shareholders for electing directors. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge upon written request to the Corporation at its registered office.






NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common                UNIF GIFT MIN ACT-____Custodian___
TEN ENT - as tenants by the entireties        (Gust) (Minor)
JT TEN -  as joint tenants with right of        under Uniform Gifts to Minors
          and not as tenants in common        survivorship
                                               Act__________________________
                                                   (State)





                      Additional abbreviations may also be used though not in the above list.

                                For Value Received,________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)



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     Shares of the capital stock represented by the within  certificate,  and do hereby irrevocably constitute and appoint

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     Attorney  to  transfer  the said  stock on the  books of the  within  named
Corporation with full power of substitution in the premises.


Dated



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\NOTICE       SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
             WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.